                                                                    EXHIBIT 99.4

             [Blue Sky Letter - Charles Webb & Company Letterhead]





To Members and Friends of Columbia Federal Savings Bank:


Charles Webb & Company, a member of the National Association of Securities Dealers ("NASD"), is assisting Columbia Federal Savings Bank (the "Association") in its conversion from a mutual savings and loan association to a permanent capital stock savings and loan association and the concurrent offering of shares of common stock by its holding company, Columbia Financial of Kentucky, Inc. ("CFKY").

At the request of CFKY, we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of CFKY's common stock being offered to customers and the community through ____________ 199__. Please read the enclosed offering materials carefully. CFKY has asked us to forward these documents to you in view of certain requirements of the securities laws of your state.

If you have any questions, please stop by the Conversion Information Center at ________________ in ________________ between x:00 a.m. and x:00 p.m., Monday through Friday, or call the Conversion Information Center at (xxx) xxx-xxxx.


                                             Very truly yours,



                                             Charles Webb & Company




THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

  (RECEIPT OF ORDER LETTER - COLUMBIA FINANCIAL OF KENTUCKY, INC. LETTERHEAD)



DATE
NAME
ADDRESS                                         TAX I.D. NUMBER XXX-XX-XXX
CITY, STATE, ZIP

                                RECEIPT OF ORDER

This letter is to acknowledge receipt of your order to purchase stock offered by Columbia Financial of Kentucky, Inc. ("CFKY"). Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned a prioritized category described below. Acceptance of your order will be subject to the allocation provisions of the Plan of Conversion, as well as other conditions and limitations described in the Prospectus.

Our records indicate the following:



        Number of Shares Ordered:  _________

        Purchase Price Per Share:  $10.00

        Total Order Amount:        $_______

        Date Order Received:        /  /

        Category Assigned:

        Category Description



     1. ELIGIBLE ACCOUNT HOLDERS AS OF SEPTEMBER 30, 1996
     2. COLUMBIA FINANCIAL OF KENTUCKY, INC. EMPLOYEE STOCK OWNERSHIP PLAN
        (ESOP)
     3. SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS AS OF DECEMBER 31, 1997
     4. OTHER MEMBERS AS OF _________, 199__ ("VOTING RECORD DATE")
     5. RESIDENT OF EITHER BOONE COUNTY OR KENTON COUNTY, KENTUCKY
     6. GENERAL PUBLIC

If this information does not agree with your records or if you have any questions, please call our Conversion Information Center at (xxx) xxx-xxxx. Thank you for your order.

Sincerely,


Robert V. Lynch
President

               [Dear Friend Letter -Columbia Federal Letterhead]

Dear Friend:

     We are pleased to announce that Columbia Federal Savings Bank (the "Association") is converting from a mutual savings and loan association to a stock savings and loan association (the "Conversion"). In connection with the Conversion, Columbia Financial of Kentucky, Inc. ("CFKY"), the newly-formed holding company for the Association, is offering common shares in a subscription offering and community offering. The sale of common shares in connection with the Conversion will enable the Association to raise additional capital to support and enhance its current operations.

     Because we believe you may be interested in learning more about the merits of CFKY's common shares as an investment, we are sending you the following materials which describe the offering.

      PROSPECTUS: This document provides detailed information about the Association's operations and the proposed offering of CFKY common shares.

      QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

      STOCK ORDER FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is _____ p.m., XXXX xx, 199__.

      CERTIFICATION FORM: This form must be completed and returned with the stock order form in the enclosed business reply envelope if you wish to purchase stock.

     As a friend of the Association, you will have a right to buy common shares directly from CFKY without paying a commission or fee. If you have additional questions regarding the Conversion and offering, please call us at (606) xxx-xxxx, or stop by the Conversion Information Center at ________________ in _____________, ____________, Monday through Friday from x:00 a.m. to x:00 p.m.

     We are pleased to offer you this opportunity to become a charter shareholder of CFKY.

                                              Sincerely,



                                              Robert V. Lynch
                                              President


THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS LETTER IS NOT AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

               [Dear Member Letter, Columbia Federal Letterhead]

                              _____________, 199__

Dear Member:

     We are pleased to announce that Columbia Federal Savings Bank (the "Association") is converting from a mutual savings and loan association to a stock savings and loan association (the "Conversion"). In connection with the Conversion, Columbia Financial of Kentucky, Inc. ("CFKY"), the newly-formed holding company for the Association, is offering common shares in a subscription offering and community offering to our Employee Stock Ownership Plan, certain depositors, and members of the general public pursuant to a Plan of Conversion.

     The Board of Directors of the Association believes that the Conversion offers a number of advantages, including an opportunity for the Association's depositors and customers to become shareholders of CFKY. In connection with the Conversion, please remember:

      . Your accounts at the Association will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

      . There will be no change in the balance, interest rate, or maturity of any deposit accounts at the Association because of the Conversion.

      . Members have a right, but not an obligation, to buy CFKY common shares before they are offered to the public.

      . Like all stock, the common shares issued in this offering will not be insured by the FDIC.

     Enclosed are materials describing the offering of CFKY common shares. We urge you to read these materials carefully. If you are interested in purchasing common shares of CFKY, you must submit your Stock Order Form, Certification Form, and payment prior to _____ p.m. on XXXX xx, 1998.

     If you have additional questions regarding the stock offering, please call us at (xxx) xxx-xxxx, or stop by the Conversion Information Center located at _________________________, __________________ Monday through Friday from x:00
a.m. to x:00 p.m.

                                             Sincerely,


                                             Robert V. Lynch
                                             President

THE COMMON SHARES BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE AGENCY, THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS LETTER IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

[Dear Member "Dark Blue Sky" & Foreign Accounts - On Columbia Federal
Letterhead]


                             _______________, 199__



Dear Member:

     We are pleased to announce that Columbia Federal Savings Bank (the "Association") is converting from a mutual savings and loan association to a stock savings and loan association (the "Conversion"). In connection with the Conversion, Columbia Financial of Kentucky, Inc. ("CFKY"), the newly-formed holding company for the Association, is offering common shares in a subscription offering and community offering.

     Unfortunately, CFKY is unable to either offer or sell its common shares to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common shares under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common shares of CFKY.

     However, as a member of the Association, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on XXXXX xx, 199__. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Subscription and Community Offering Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

     I invite you to attend the Special Meeting on XXXXX xx, 199__ However, if you are unable to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

                                             Sincerely,



                                             Robert V. Lynch
                                             President

          (Prospective Investor Letter - Columbia Federal letterhead)
                            ________________, 199__
Dear Prospective Investor:

     We are pleased to announce that Columbia Federal Savings Bank (the "Association") is converting from a mutual savings and loan association to a stock savings and loan association (the "Conversion"). In connection with the Conversion, Columbia Financial of Kentucky, Inc. ("CFKY"), the newly-formed holding company for the Association, is offering common shares in a subscription offering and community offering. The sale of common shares in connection with the Conversion will enable the Association to raise additional capital to support and enhance its current operations.

     We have enclosed the following materials which will help you learn more about the merits of CFKY's common shares as an investment. Please read and review the materials carefully.

      PROSPECTUS: This document provides detailed information about the Association's operations and the proposed stock offering.

      QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

      STOCK ORDER FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is _____ p.m., ____, 199__.

      CERTIFICATION FORM: This form must be completed and returned with the stock order form in the enclosed business reply envelope if you wish to purchase CFKY common shares.

     We invite our depositors and local community members to become shareholders of CFKY. Through this offering you have the opportunity to buy common shares directly from CFKY, without paying a commission or fee. The board of directors and senior management of the Association fully support the offering.

     If you have additional questions regarding the Conversion and stock offering, please call us at (xxx) xxx-xxxx or stop-by the Conversion Information Center located at ______________________________, Monday through Friday from x:00 a.m. to x:00 p.m.

                                             Sincerely,


                                             Robert V. Lynch
                                             President




THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS LETTER IS NOT AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

[Oversubscription Letter- check, Columbia Financial of Kentucky, Inc.,
Letterhead]


                            ________________, 199__

Dear Subscriber:

I want to thank you for your interest in the common shares of Columbia Financial of Kentucky, Inc. ("CFKY"). We are extremely proud of the overwhelming support we received from our members and the community as we successfully completed the sale of common shares of CFKY.

Due to the oversubscription of CFKY's common shares during the Subscription Offering, however, we regret we were unable to fill a portion of your order. Enclosed is a refund check for the unfilled portion of your order. The stock certificates representing the balance of your order will be sent to you directly from our transfer agent, <Name of Transfer Agent>.

If you continue to be interested in acquiring common shares of CFKY, the following brokerage firms have indicated their intent to make a market in our stock. You may contact any of them for assistance.


                            [List of Market Makers]


Again, thank you for your interest. If you have any questions, please do not hesitate to contact me.

                                             Sincerely,



                                             Robert V. Lynch
                                             President

       [Closing Letter Columbia Financial of Kentucky, Inc., Letterhead]



                            _________________, 199__

Dear Subscriber,

I want to thank you for your interest in the common shares of Columbia Financial of Kentucky, Inc. ("CFKY"). We are extremely proud of the overwhelming support we received from our members and the community as we successfully completed the sale of XXXXXX common shares of CFKY.

Enclosed please find a check for payment of the interest on the funds you used to purchase the CFKY common shares. The stock certificate(s) representation your shares of CFKY common stock are being mailed directly to you from our Transfer Agent, <Name of Transfer Agent>.

Again, thank you for your interest. If you have any questions, please do not hesitate to contact me.

                                             Sincerely,




                                             Robert V. Lynch
                                             President

                                   PROXY GRAM

We recently forwarded to you a proxy statement and letter informing you that the Board of Directors of Columbia Federal Savings Bank had received conditional regulatory approval to convert to a stock association.

Your vote on our plan to convert to a stock savings bank has not been received. Failure to vote has the same effect as voting against the Conversion.

Your vote is important to us and we are, therefore, requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the Conversion does not obligate you to purchase stock or affect the terms or insurance on your accounts.

The Board of Directors unanimously recommends that you vote "FOR" the Conversion.

COLUMBIA FEDERAL SAVINGS BANK

Robert V. Lynch
President

________________________________________________________________________________

  If you mailed the proxy, please accept our thanks and disregard this request.
                For further information, call (606) xxx-xxxx.
  This notice is neither an offer to sell nor a solicitation of an offer to buy the common shares of
     Columbia Financial of Kentucky, Inc..  The offer is made only by the
                    Prospectus, dated __________, 199__.

   The securities offered in the Conversion are not deposits or accounts and are not federally insured or guaranteed.

                                   STOCK GRAM

We are pleased to announce that Columbia Financial of Kentucky, Inc. ("CFKY"), the holding company of Columbia Federal Savings Bank (the "Bank"), is offering common shares in a subscription and community offering. The sale of common shares in connection with the conversion of the Bank from mutual to stock form will enable the Bank to raise additional capital to support and enhance its current operations.

We previously mailed you a PROSPECTUS providing you detailed information about the Bank's operations and the proposed offering of CFKY common shares. We urge you to read these materials carefully.

We invite our loyal depositors and community members to become shareholders of CFKY. If you are interested in purchasing CFKY common shares, you must submit your completed Order Form and Form of Certification, and payment prior to X:30 P.M., XXXX XX, 199__.

If you have additional questions regarding the stock offering or need additional materials, please call the Conversion Information Center at (xxx) xxx-xxxx or stop by our office at _______________________ from _______ a.m. to ______ p.m., Monday through Friday.


 The common shares of CFKY are not deposits or accounts and are not federally insured or guaranteed.
 This stockgram is neither an offer to sell nor a solicitation of an offer to buy the common shares of CFKY.
      The offer is made only by the Prospectus, dated __________, 199__.

                                     STOCK

                                    OFFERING

                                   QUESTIONS


                                      AND


                                    ANSWERS


                                    COLUMBIA
                                  FINANCIAL OF
                                 KENTUCKY, INC.

                                 STOCK OFFERING
                              QUESTIONS & ANSWERS

FACTS ABOUT THE PLAN OF CONVERSION

THE BOARD OF DIRECTORS OF COLUMBIA FEDERAL SAVINGS BANK (THE "BANK") UNANIMOUSLY ADOPTED A PLAN OF CONVERSION TO CONVERT FROM A FEDERALLY CHARTERED MUTUAL SAVINGS BANK TO A FEDERALLY CHARTERED PERMANENT CAPITAL STOCK SAVINGS BANK (THE "CONVERSION") AND SIMULTANEOUSLY BECOME A WHOLLY-OWNED SUBSIDIARY OF COLUMBIA FINANCIAL OF KENTUCKY, INC., AN OHIO CORPORATION FORMED BY THE ASSOCIATION TO OWN ALL OF THE OUTSTANDING STOCK OF CFKY.

THIS BROCHURE IS PROVIDED TO ANSWER SOME OF THE MOST FREQUENTLY ASKED QUESTIONS REGARDING THE CONVERSION. FOLLOWING THE CONVERSION, THE BANK WILL CONTINUE TO PROVIDE FINANCIAL SERVICES TO ITS DEPOSITORS, BORROWERS AND OTHER CUSTOMERS AND OPERATE WITH ITS EXISTING MANAGEMENT AND EMPLOYEES. THE CONVERSION WILL NOT AFFECT THE TERMS, BALANCES, INTEREST RATES OR EXISTING FEDERAL DEPOSIT INSURANCE COVERAGE OR THE TERMS OR CONDITIONS OF ANY LOANS TO EXISTING BORROWERS UNDER THEIR INDIVIDUAL CONTRACT ARRANGEMENTS WITH THE BANK.

FOR COMPLETE INFORMATION REGARDING THE CONVERSION, SEE THE PROSPECTUS OF COLUMBIA FINANCIAL OF KENTUCKY, INC., DATED _______, 199__. COPIES OF THE PROSPECTUS MAY BE OBTAINED BY CALLING THE STOCK INFORMATION CENTER AT (XXX) XXX
- XXXX.



WHY IS THE BANK CONVERTING TO STOCK FORM?

The stock form of ownership is used by most business corporations and an increasing number of savings institutions. Through the sale of the stock, the Bank will raise additional capital enabling it to:


 .    support and expand its current financial and other services.

 .    allow customers and friends to purchase stock and share in CFKY's and the
     Bank's future.


WILL THE CONVERSION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?

No. The Conversion will have no effect on the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. The Conversion also will not affect the terms or conditions of any loans to existing borrowers or the rights and obligations of these borrowers under their individual contractual arrangements with the Bank.

WHO IS ELIGIBLE TO SUBSCRIBE FOR COMMON SHARES IN THE SUBSCRIPTION AND COMMUNITY OFFERINGS?

The shares of CFKY to be issued in the Conversion are being offered in the Subscription Offering in the following order of priority to: (1) Eligible Account Holders (account holders with a balance of $50.00 or more in an account as of September 30, 1996); (2) CFKY's Employee Stock Ownership Plan; (3) Supplemental Eligible Account Holders (account holders with a balance of $50.00 or more in an account as of December 31, 1997); and (4) Other

Eligible Members (depositors and certain borrowers as of _____________. Shares not subscribed for in the Subscription Offering may be offered to certain members of the general public with preference given to natural persons who are residents of either Boone County or Kenton County, Kentucky.

HOW MANY COMMON SHARES ARE BEING OFFERED AND AT WHAT PRICE?

It is currently expected that between 1,717,000 and 2,323,000 common shares will be sold at a price of $10.00 per share. The appraised midpoint of the offering is 2,020,000 shares at $10.00 per share, or $20.2 million. All subscribers will subscribe for shares at the subscription price of $10.00 per share.

HOW MANY COMMON SHARES MAY I SUBSCRIBE FOR IN THE CONVERSION?

The minimum number of shares is 25. No person may purchase more than 15,000 of the common shares, and no person, together with associates or persons acting in concert, may purchase more than 30,000 of the common shares.

HOW DO I SUBSCRIBE FOR SHARES?

To subscribe for shares in the Subscription Offering, you must complete and mail or hand deliver the enclosed Stock Order Form along with your payment for the common shares. Your order must be received by the Bank by _____ p.m., Ft. Mitchell, Kentucky, time, on _________, 1998.

HOW MAY I PAY FOR MY SHARES OF STOCK?

You may pay for shares by check, cash or money order. Interest will be paid by the Bank on these funds at the passbook rate, which is currently 3.0% per annum, from the day the funds are received until the completion or termination of the Conversion. You may also authorize us to withdraw funds from your savings account or certificate of deposit at the Association for the amount of funds you specify for stock payment. You will not have access to these funds from the day we receive your order until the completion or termination of the Conversion.

CAN I PURCHASE SHARES USING FUNDS IN MY BANK IRA ACCOUNT?

No. Federal regulations do not permit the purchase of conversion stock from your IRA account existing with the Bank. To accommodate our depositors, however, we have made arrangements with an outside trustee to allow such purchases through a trustee to trustee transfer. Please call our Stock Information Center for additional information.

WILL THE FDIC INSURE THE SHARES OF CFKY?

No. The shares of CFKY being offered are not savings accounts or savings deposits and are not insured by the FDIC or any other governmental agency. Like any other common stock, CFKY's common shares will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?

The declaration and payment of dividends will be subject to the discretion of the Board of Directors of CFKY.

HOW WILL THE STOCK BE TRADED?

CFKY has applied to have the common shares trade on the Nasdaq National Market System under the symbol "CFKY" However, no assurances can be given that an active and liquid market will develop following the Conversion.

ARE OFFICERS AND DIRECTORS OF THE BANK PLANNING TO SUBSCRIBE FOR COMMON SHARES OF CFKY?

Yes! The Bank's executive officers and directors currently intend to subscribe for approximately 200,500 common shares, or approximately 9.9% of the common shares offered at the midpoint of the offering range.

MUST I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of common shares in the Conversion.

SHOULD I VOTE?

Yes.  Your "Yes" vote is very important!

WHY DID I GET SEVERAL PROXY CARDS?

If you have more than one account with the Bank, you may receive more than one proxy card, depending on the ownership structure of your accounts. PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!

HOW MANY VOTES DO I HAVE?

Your proxy card(s) show the number of votes you have. Every depositor entitled to vote may cast one vote for each $100, and a proportionate fractional vote of the withdrawal value of the account thereof, on deposit as of the record date.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING?

Yes, but we would still like you to sign and mail your proxy today. If you then attend the Special Meeting in person and vote, your proxy will be revoked by your vote at the meeting.

FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK INFORMATION CENTER (606) XXX-XXXX, BETWEEN X:00 A.M. AND X:30 P.M. MONDAY THROUGH FRIDAY.

The shares of common stock offered in the Conversion are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy stock. the offer will be made only by the Prospectus.

       [Closing Letter, Columbia Financial of Kentucky, Inc., Letterhead]

                                 XXXX xx, 199__

Dear Shareholder:

It is my pleasure to welcome you as a shareholder of Columbia Financial of Kentucky, Inc. ("CFKY"), the newly-formed holding company for Columbia Federal Savings Bank (the "Bank"). We are extremely proud of the overwhelming support we received from our members and the community as we successfully completed the sale of ______ common shares of CFKY.

Your new stock certificate is enclosed and should be kept in a safe place. Please take a moment to be sure that the name(s), number of shares, and mailing address are correct.

We have selected <Name of Transfer Agent> to serve as our Transfer Agent and Registrar. If there is an error on your stock certificate, if your address changes, or if at any time you want to change the registration of your certificate, you should contact <Name of Transfer Agent> at the address listed below:

                                [Transfer Agent]

If the original stock certificate must be forwarded to the Transfer Agent to be reissued, the certificate should be sent registered mail. Lost or destroyed certificates can be replaced, but an indemnity bond will be required to replace the certificate.

Please be advised that CFKY will trade on the Nasdaq National Market System under the symbol "XXXX". Should you be interested in purchasing additional shares or selling your shares of CFKY, the following brokerage firms have indicated their intent to make a market in our stock. You may contact any of them for assistance.

                            [List of Market Makers]

If you purchased your shares with a check or cash, you will receive a check for payment of the interest earned on those funds in a separate mailing.

On behalf of CFKY and the Board of Directors and employees of the Bank, we look forward to the opportunities now ahead of us and pledge our best efforts to make your investment a profitable one.

                                             Sincerely,

                                             Robert V. Lynch
                                             President